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                                                                  Exhibit 10.7.c

                                 First Amendment
                                       of
      FMC Technologies, Inc. Salaried Employees' Equivalent Retirement Plan

     WHEREAS, FMC Technologies, Inc. (the "Company") maintains the FMC Technologies, Inc. Salaried Employees' Equivalent Retirement Plan (the "Plan"); and

     WHEREAS, the Company now considers it desirable to amend the Plan to modify the distribution options available under the Plan.

     NOW, THEREFORE, by virtue of the authority reserved to the Company by
Section 8 of the Plan, the Plan is hereby amended effective as of August 1, 2002, as follows:

     Section 6. Payment of Excess Benefit is hereby amended by deleting the following text effective as of August 1, 2002:

     "Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, give a Participant the ability to elect a special annuity distribution option whereby the Company will purchase an annuity contract to pay the Participant's Excess Benefit at the same time and in the same manner as his or her accrued benefit under the Salaried Retirement Plan are to be paid."

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf on this 13th day of August 2002.


                                       FMC TECHNOLOGIES, INC.


                                       By: /s/ William H. Schumann
                                           -----------------------------
                                             Senior Vice President and
                                             Chief Financial Officer